UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 21, 2011
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	1-7626 (Commission File Number)	39-0561070 (IRS Employer Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
At the Company’s 2011 Annual Meeting of Shareholders, held on April 21, 2011, the following actions were taken:
The following Directors were each elected for a one-year term of office:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Hank Brown	43,885,943	509,534	1,822,111
Dr. Fergus M. Clydesdale	42,721,245	1,674,232	1,822,111
James A.D. Croft	42,702,568	1,692,909	1,822,111
William V. Hickey	28,920,248	15,475,229	1,822,111
Kenneth P. Manning	43,408,206	987,271	1,822,111
Peter M. Salmon	43,990,452	405,025	1,822,111
Dr. Elaine R. Wedral	43,984,576	410,901	1,822,111
Essie Whitelaw	42,784,612	1,610,865	1,822,111
Pursuant to the terms of the Company’s Proxy Statement, except for broker non-votes, shares represented at the meeting by executed but unmarked proxies were voted in favor of the nominees.
The compensation of the Company’s named executive officers was approved by shareholders in an advisory vote, with 29,070,544 shares voted for, 12,553,819 shares voted against, 2,771,114 shares abstaining and 1,822,111 broker non-votes.
In an advisory vote as to the frequency of the advisory vote on the compensation of our named executive officers, 29,700,417 shares voted to recommend that the compensation votes be held every one year, 535,258 shares voted to recommend that the compensation votes be held every two years, 11,614,212 shares voted to recommend that the compensation votes be held every three years, 2,545,590 shares voted to abstain, and there were 1,822,111 broker non-votes.
The shareholders also approved a proposal by the Board of Directors to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2011. The shareholders cast 45,575,971 votes in favor of this proposal, 611,281 votes against, and there were 30,336 votes to abstain.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John L. Hammond
	Name:	John L. Hammond
	Title:	Senior Vice President, General Counsel and Secretary
	Date:	April 25, 2011